Exhibit 10.1

NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144(K), OR (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS.

No.

WARRANT AGREEMENT

THIS WARRANT AGREEMENT (the “Agreement”) is effective this 19th day of May, 2006, between PRIMAL SOLUTIONS, INC., a Delaware corporation (the “Company”) and                            (“Grantee”).

WITNESSETH:

WHEREAS, the Company desires to grant to Grantee a warrant to purchase the common stock, par value $.01 per share, of the Company (“Common Stock”), in consideration of Grantee’s services as a member of the Company’s Board of Directors under the terms and conditions set forth in this Agreement; and

WHEREAS, Grantee desires to be granted the warrant described herein;

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1.                                       Grant of Warrant. The Company hereby grants to Grantee the right (the “Warrant”) to purchase an aggregate of up to                                  (            ) shares (the “Shares”) of Common Stock, such Shares being subject to adjustment as provided in Section 6 hereof, on the terms and conditions herein set forth.

2.                                       Purchase Price. The purchase price of the Shares shall be $0.10 per Share.

3.                                       Exercise of Warrant. Unless expired as provided in Section 5 below, this Warrant may be exercised, in whole or in part, at any time and from time to time after the date first set forth above (the “Date of Grant”), through and including the Expiration Date (as that term is defined in Section 5 below).

4.                                       Manner of Exercise, Payment of Purchase Price.

(a)                                  Subject to the terms and conditions of this Agreement, the Warrant shall be exercised by written notice to the Company at its principal office. Such notice shall state the election to exercise the Warrant and specify the number of Shares to be purchased. Such notice of exercise shall be signed by Grantee and shall be irrevocable when given.

(b)                                 The notice of exercise shall be accompanied by full payment of the purchase price for the Shares to be purchased, and shall be paid to the Company in cash (including check, bank draft or money order).

(c)                                  The amount, as determined by the Company, of any federal, state or local tax required to be withheld by the Company due to the exercise of a Warrant shall, subject to the authorization of the Company, be satisfied by payment by Grantee to the Company of the amount of such withholding obligation in cash. The cash payment shall be remitted by the Company to the appropriate taxing authorities.

(d)                                 Upon receipt of the purchase price, and subject to the terms of Section 8, the certificate or certificates representing the Shares purchased shall be registered in the name of the person or persons so exercising the Warrant. If the Warrant shall be exercised by Grantee and, if Grantee shall so request in the notice exercising the Warrant, the Shares shall be registered in the name of Grantee and another person as joint tenants with right of survivorship, and shall be delivered as provided above to or upon the written order of the person or persons exercising the Warrant. All Shares that shall be purchased upon the exercise of the Warrant as provided herein shall be fully paid and nonassessable.

5.                                       Expiration of Warrant. The Warrant shall expire and become null and void on the date that is ten (10) years after the Date of Grant (the “Expiration Date”).

6.                                       Adjustments of Shares Subject to Warrant. The Shares subject to the Warrant shall be adjusted from time to time as set forth in this Section 6. The determination of any such adjustment by the Company shall be final, binding and conclusive.

(a)                                  In the event of any stock split, stock dividend, reverse stock split, combination of Shares or any other similar increase or decrease in the number of Shares issued and outstanding (a “Reorganization”), the number of Shares subject to this Agreement, and the exercise price of each Share, shall (to the extent deemed appropriate by the Company) be proportionately adjusted (as determined by the Company in its sole and absolute discretion) to account for any increase or decrease in the number of issued and outstanding Shares of the Company resulting from such Reorganization.

(b)                                 If any recapitalization (other than a transaction contemplated by Section 6(a) above), merger, consolidation or conversion involving the Company or any exchange of securities involving the Common Stock (a “Corporate Transaction”) is consummated and immediately following the consummation of such Corporate Transaction the persons or entities who were holders of shares of Common Stock immediately prior to the consummation of such Corporate Transaction do not receive any securities or other property (hereinafter collectively referred to as “Transactional Consideration”) as a result of such Corporate Transaction and continue to hold the shares of Common Stock held by them immediately prior to the consummation of such Corporate Transaction, the Warrant will remain outstanding and will continue in full force and effect (without any modification) following the consummation of the Corporate Transaction.

(c)                                  If a Corporate Transaction is consummated and immediately following the consummation of such Corporate Transaction the persons or entities who were holders of shares of Common Stock immediately prior to the consummation of such Corporate Transaction do receive Transactional Consideration as a result of such Corporate Transaction or do not continue to hold the shares of Common Stock held by them immediately prior to the consummation of such Corporate Transaction, the terms and conditions of the Warrant will be modified as follows:

(1)                                  If the documentation pursuant to which a Corporate Transaction will be consummated provides for the assumption of this Agreement without any modification or amendment by the entity issuing Transactional Consideration to the persons or entities who were holders of shares of Common Stock immediately prior to the consummation of such Corporate Transaction, the Warrant will remain outstanding and will continue in full force and effect following the consummation of such Corporate Transaction.

(2)                                  If the documentation pursuant to which a Corporate Transaction will be consummated does not provide for the assumption of this Agreement without any modification or amendment by the entity issuing Transactional Consideration to the persons or entities who were the holders of shares of Common Stock immediately prior to the consummation of such Corporate Transaction, Grantee may (subject to the expiration of the term of the Warrant), exercise/receive the benefits of the Warrant at any time prior to the consummation of such Corporate Transaction. The Company will provide Grantee with reasonable notice of the impending termination of the Warrant. Upon the consummation of such a Corporate Transaction, all unexercised Warrants that are not to be assumed will automatically terminate and cease to be outstanding.

Nothing contained in this Section 6 will be deemed to extend the term of the Warrant or to revive the Warrant if it has previously lapsed or been canceled, terminated or surrendered.

7.                                       Rights as Stockholder. This Warrant shall not entitle Grantee to any rights of a stockholder of the Company or, except as otherwise provided herein, to any notice of proceedings of the Company with respect to any Shares issuable upon exercise of this Warrant unless and until the Warrant has been exercised for such Shares and such Shares have been registered in Grantee’s name upon the stock records of the Company.

8.                                       Restriction on Issuance of Shares. The Company shall not be required to issue or deliver any certificates for Shares purchased upon the exercise of a Warrant prior to: (a) the obtaining of any approval from any governmental agency that the Company shall, in its sole discretion, determine to be necessary or advisable; (b) the completion of any registration or other qualification of such Shares under any state or federal law or ruling or regulation of any governmental body that the Company shall, in its sole and absolute discretion, determine to be necessary or advisable; and (c) the determination by the Company that Grantee has tendered to the Company any federal, state or local tax owed by Grantee as a result of exercising the Warrant when the Company has a legal liability to satisfy such tax obligation. In addition, if the Common Stock reserved for issuance upon the exercise of Warrants shall not then be registered under the Securities Act of 1933, as amended from time to time (or any successor to such legislation), the Company may upon Grantee’s exercise of a Warrant, require Grantee or its permitted transferee to represent in writing that the Shares being acquired are for investment and not with a view to distribution, and may mark the certificate for the Shares with a legend restricting transfer and may issue stop transfer orders relating to such certificate to the Company’s transfer agent (if applicable).

9.                                       Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators, and successors of the parties hereto.

10.                                 Entire Agreement. There are no oral agreements between the parties relating to the subject matter hereof, and this Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof. This Agreement may not be amended except by written agreement executed by the Company and Grantee.

PRIMAL SOLUTIONS, INC.

By:	Date:
Name:
Title: